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                                                                   Exhibit 10.14
May 1, 2000

Annuity and Life Re (Holdings), Ltd.
Cumberland House
One Victoria Street
Hamilton, Bermuda

Risk Capital Reinsurance Company
20 Horseneck Lane
Greenwich, CT 06830
United States of America

Re: Securities Purchase Agreement

Ladies and Gentleman:

Reference is made to the Stock Repurchase Agreement (the "Repurchase Agreement"), dated as of January 17, 2000, by and among XL Capital Ltd ("XL"), Garrison Investments Inc., a wholly owned subsidiary of XL ( the "XL Sub"), Risk Capital Holdings, Inc. ("RCH") and Risk Capital Reinsurance Company, a wholly owned subsidiary of RCH (the "RCH Sub"). Pursuant to the Repurchase Agreement, the XL Sub is selling, and RCH is repurchasing from the XL Sub, 4,755,000 shares of RCH common stock owned by the XL Sub (the "RCH" Shares"). As part of the consideration for the sale of the RCH Shares, RCH has agreed to transfer 1,418,440 common shares (the "ALRE Shares") of Annuity & Life Re (Holdings), Inc. ("ALRE") and warrants to purchase 100,000 common shares of ALRE (the "ARLE Warrants"). Reference is also made to the Letter Agreement, dated as of March 4, 1998, between the RCH Sub and ALRE, relating to the RCH Sub's right to designate one individual to be nominated as a director of ALRE (the "Letter Agreement").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the RCH Sub and ALRE agree that the Letter Agreement will terminate upon the effectiveness of this letter agreement; and the parties to the Repurchase Agreement agree that RCH and RCH Sub shall be deemed to have fulfilled their obligations to transfer the rights under the Letter Agreement to XL or XL Sub upon the effectiveness of this letter agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, and in order to permit XL to account for its investment in ALRE using the equity method of accounting under U.S. generally accepted accounting principles, XL and ALRE agree that for so long as XL or any wholly owned subsidiary of XL, including the XL Sub, beneficially owns, alone or in the aggregate, at least 500,000 common shares of ALRE (including for this purpose shares issuable pursuant to the ALRE Warrants or any other securities entitling the owner thereof to receive shares), XL shall have the right to designate one individual for election to the board of directors of ALRE. Upon timely receipt by ALRE of XL's written exercise of such right, ALRE shall cause such individual to be appointed a director as soon as practicable thereafter or nominated for election as a director of ALRE at the next annual general meeting of ALRE (provided no person previously selected by XL is a member of a class of directors of ALRE not standing for election at such meeting). The initial designee of XL shall be Brain M. O'Hara.
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No party to this letter agreement shall have the right to consent to any agreement herein unless it is a party to such an agreement.

This letter agreement shall become effective when executed by all parties hereto.

Very truly yours,

                                 XL CAPITAL LTD

                                        /s/ Paul S. Giordano
                                        ---------------------------------
                                        Name:    Paul S. Giordano
                                        Title:   Executive Vice President,
                                                 General Counsel & Secretary

Acknowledged and Agreed by:


Annuity & Life Re (Holdings), Ltd.          Risk Capital Reinsurance Company

/s/ Lawrence S. Doyle                       /s/ Louis Petrillo
---------------------------                 -----------------------------
Name:    Lawrence S. Doyle                   Name:    Louis Petrillo
Title:   Chief Executive Officer             Title:   Vice President